                                                                   EXHIBIT 10.8

                              SHAREHOLDERS' AGREEMENT


                                    by and among


                              UBIQUITEL HOLDINGS, INC.


                       DLJ MERCHANT BANKING PARTNERS II, L.P.


                                        and


                    THE SEVERAL SHAREHOLDERS NAMED IN SCHEDULE I



                           dated as of February 16, 2000

                                                                    EXHIBIT 10.8
                                  TABLE OF CONTENTS

SECTION 1.  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2.  METHODOLOGY FOR CALCULATIONS.. . . . . . . . . . . . . . . . . . . 5
SECTION 3.  CORPORATE GOVERNANCE.. . . . . . . . . . . . . . . . . . . . . . . 5
     3.5.   BOARD OF DIRECTORS.. . . . . . . . . . . . . . . . . . . . . . . . 5
     3.2.   VACANCIES; REMOVAL.. . . . . . . . . . . . . . . . . . . . . . . . 5
     3.3.   QUORUM.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     3.4.   COMMITTEES OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . 6
     3.5.   DIRECTORS' INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . 7
     3.6.   NO EXPANSION OF DUTIES . . . . . . . . . . . . . . . . . . . . . . 7
     3.7.   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.8.   APPOINTMENT OF SENIOR OFFICERS . . . . . . . . . . . . . . . . . . 8
SECTION 4.  [Intentionally Deleted]. . . . . . . . . . . . . . . . . . . . . . 8
SECTION 5.  TAG-ALONG RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 6.  PREEMPTIVE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 7.  PUT RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
SECTION 8.  RIGHTS OF FIRST OFFER. . . . . . . . . . . . . . . . . . . . . . .11
SECTION 9.  BRING-ALONG RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . .14
SECTION 10. [Intentionally Deleted]. . . . . . . . . . . . . . . . . . . . . .15
SECTION 11. REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . . .15
SECTION 12. CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .16
     12.1.  PROTECTION OF INVESTORS. . . . . . . . . . . . . . . . . . . . . .16
     12.2.  ADDITIONAL ISSUANCES . . . . . . . . . . . . . . . . . . . . . . .16
     12.3.  ACCESS TO RECORDS. . . . . . . . . . . . . . . . . . . . . . . . .16
     12.4.  FINANCIAL REPORTS. . . . . . . . . . . . . . . . . . . . . . . . .16
     12.5.  SYSTEM OF ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . .18
     12.6.  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . .18
     12.7.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     12.8.  LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . . . .18
     12.9.  DISCLOSURE OF INVESTMENT . . . . . . . . . . . . . . . . . . . . .18
     12.10. UNDERWRITTEN OFFERING-RELATED LOCK-UP OF SHARES. . . . . . . . . .19
SECTION 13. RESERVATION OF COMMON STOCK; CONVERSION. . . . . . . . . . . . . .19
SECTION 14. CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 15. SPECIFIC PERFORMANCE; INJUNCTION.. . . . . . . . . . . . . . . . .20
SECTION 16. NO INCONSISTENT AGREEMENTS . . . . . . . . . . . . . . . . . . . .20
SECTION 17. FURTHER ASSURANCES.. . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 18. DURATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .21
SECTION 19. LEGENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 20. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 21. GOVERNING LAW, WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . .22
SECTION 22. SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . .22
SECTION 23. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 24. AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .24


                                       i
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SECTION 25. HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 26. NOUNS AND PRONOUNS . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 27. ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 28. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 29. NO PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . .24

SCHEDULE I - List of Shareholders
SCHEDULE II - Security holdings of each Shareholder

                                                                   EXHIBIT 10.8

                               SHAREHOLDERS' AGREEMENT

              This SHAREHOLDERS' AGREEMENT (this "AGREEMENT"), dated as of February 16, 2000, by and among UBIQUITEL HOLDINGS, INC., a Delaware corporation (the "COMPANY"), DLJ MERCHANT BANKING PARTNERS II, L.P., a Delaware limited partnership ("DLJ" and, together with its permitted assigns, the "INVESTORS"), and the signatories listed on SCHEDULE I hereto.

                                    WITNESSETH:

              WHEREAS, the Company and DLJ are parties to that certain Preferred Stock Purchase Agreement, dated as of February 16, 2000 (the "PURCHASE AGREEMENT"), pursuant to which the Company has issued to DLJ, and DLJ has purchased from the Company, shares of a newly created class of 7% Senior Pay-in-Kind Convertible Preferred Stock (the "PREFERRED STOCK"); and

              WHEREAS, the Purchase Agreement contemplates that the parties hereto will enter into this Agreement and the parties hereto deem it to be in their best interests to establish and set forth their agreement with respect to certain rights and obligations associated with ownership of Shares (as defined below).

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

              SECTION 1.    CERTAIN DEFINITIONS.

              (a) As used herein, the following terms shall have the following meanings:

              "AFFILIATE" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) with respect to any individual, shall also mean the spouse, child (including a stepchild or an adopted child), grandchildren, parent, brother, sister or other BONA FIDE estate planning recipient thereof or any spouse of any of the foregoing, and each trust created for the exclusive benefit of any one or more of them. Notwithstanding the foregoing, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Shareholder for purposes of this Agreement.

              "BOARD" shall mean the Board of Directors of the Company.

              "CAUSE" shall mean, with respect to any Senior Officer, such Senior Officer's:

                     (i) conviction of, or plea of guilty or nolo contendre to, any felony or any crime involving fraud, dishonesty or moral turpitude;

                     (ii) gross negligence or willful misconduct that is likely to bring the reputation of the Company into disrepute;

                     (iii)  drug or alcohol abuse;

                     (iv) fraud, misappropriation, embezzlement, or other act of material misconduct against the Company or any of its Affiliates;

                     (v) failure to follow substantive written directions or resolutions of the Board;

                     (vi) willful and knowing violation of any rules or regulations of any government or regulatory authority; or

                     (vii) substantial breach of any fiduciary duty owed to the Company.

              "CLOSING DATE" shall mean February 24, 2000.

              "COMMON STOCK" shall mean any common stock of the Company of any class or series whether now or hereafter authorized, and any stock into which such common stock may be exchanged, reclassified, recapitalized, converted or otherwise.

              "COMMON STOCK EQUIVALENTS" shall mean all options, warrants and other securities and obligations convertible into, or exchangeable or exercisable for, at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject, shares of Common Stock.

              "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

              "GROUP" shall mean two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Shares.

              "IPO" shall mean BONA FIDE underwritten public offering of Common Stock in a Public Sale pursuant to an effective registration statement filed under the Securities Act.

              "KEY SHAREHOLDERS" shall mean and include any person who is (i) a holder of Shares, and (ii) is (x) a director (other than an Investor Designee), or (y) a Senior Officer or (z) an employee or consultant of the Company or a Subsidiary, who acquires from the Company at least one-half of one percent of Shares in the aggregate of the then outstanding Shares (on either a primary or fully diluted basis).

              "MAJORITY OF INVESTORS" shall mean, at any time of determination, Investors holding a majority of all Shares held at that time by all Investors.

              "NON-INVESTOR SHAREHOLDER"   shall mean a Shareholder who is not
an Investor.

              "OTHER SHAREHOLDERS" shall mean, in connection with any transaction involving a Selling Shareholder, the Shareholders other than the Selling Shareholder.

              "PERSON" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or government or any agency or political subdivisions thereof.

              "PRIVATE SALE" shall mean a Sale that is not a Public Sale.

              "PUBLIC SALE" shall mean a Sale (i) pursuant to a BONA FIDE underwritten public offering pursuant to an effective registration statement filed under the Securities Act or (ii) pursuant to Rule 144 under the Securities Act.

              "QUALIFIED IPO" shall mean an IPO (i) resulting in at least $50,000,000 of gross aggregate proceeds to the Company before deducting underwriting discounts and commissions and offering expenses, and (ii) upon consummation of which the Company's Common Stock is listed on a national securities exchange in the United States or the Nasdaq National Market.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

              "SELL" shall mean, as to any Shares, to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily, including the assignment or transfer of voting rights attaching to such Shares (if any); the terms Sale, Selling and Sold shall have meanings correlative to the foregoing.

              "SELLING SHAREHOLDERS" shall mean any Shareholders who Sell or propose to Sell any Shares of the Company.

              "SENIOR OFFICER" shall mean any of the individuals who hold any of the following positions or their functional equivalents irrespective of actual title held in the Company: (A) Chairman; (B) Vice-Chairman; (C) Chief Executive Officer; (D) President; (E) Chief Financial Officer; (F) Chief Operating Officer; and (G) Executive Vice President.

              "SHAREHOLDERS" shall mean the parties to this Agreement (other than the Company) and any other Person who executes, and agrees to be bound by the terms of, this Agreement.

              "SHARES" shall mean any shares of (i) Common Stock or (ii) Common Stock Equivalents, in each case, whether owned or outstanding on the date hereof or hereafter.

              "SUBSIDIARY" shall mean with respect to the Company, any company, partnership or other entity (i) of which at least a majority of the shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such company, partnership or other entity are at the time owned or controlled, directly or indirectly, by the Company or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by the Company.

              (b) Each of the following terms is defined in the Section set forth opposite such term:

              TERM                               SECTION

              All or Nothing Sale                8(a)
              Buyer                              9(a)
              Commission                         12.4(b)
              Compensation Committee             3.4(a)
              Competing Businesses               3.6
              Confidants                         14(a)
              Confidential Information           14(a)
              Equity Security                    6(a)
              Exempt Securities                  6(d)
              Exit Sale                          9(a)
              First Offer Shares                 8(b)
              Investor Designee                  3.1(c)
              Issuance                           6(a)
              Issue                              6(a)
              Litigation                         22
              Management Letter                  12.4(b)
              Material Adverse Effect            12.4(g)
              Offered Securities                 6(a)
              Oversubscribed Shareholder         8(b)
              Permitted Nominee                  8(a)
              Preemptive Holder                  6(a)
              Preemptive Offer                   6(a)
              Proportionate Percentage           8(b)
              Pro Rate Share                     6(a)
              Put                                7(a)
              Put Price                          7(a)
              Quarterly Financials               12.4(b)
              Refused Shares                     8(b)
              Remaining Shares                   8(b)
              Sale Period                        8(c)
              Section 5 Acceptance Period        5(a)(i)
              Section 5 Notice                   5(a)(i)
              Section 5 Offer                    5(a)(i)
              Section 5 Purchaser                5(a)(i)
              Section 5 Seller                   5(a)(i)
              Section 6 Notice of Acceptance     6(b)
              Section 6 Offer Notice             6(a)
              Section 8(a) Acceptance Notice     8(a)
              Section 8(a) Acceptance Period     8(a)
              Section 8(b) Acceptance Period     8(b)

              Section 8 Offer                    8(a)
              Section 8 Offer Notice             8(a)
              Section 9 Closing Date             9(b)
              Section 9 Notice                   9(a)
              Subject Shares                     8(a)


              METHODOLOGY FOR CALCULATIONS. For purposes of this Agreement, the Sale of shares of a Common Stock Equivalent shall be treated as the Sale of the shares of Common Stock into which such shares of the Common Stock Equivalent can be converted, exchanged or exercised. Except as otherwise provided in this Agreement, for purposes of all calculations under this Agreement (including, without limitation, calculations to determine the ownership of Common Stock of any Shareholder), all shares of Preferred Stock, but no other Common Stock Equivalents, shall be treated as having been converted, exchanged or exercised into or for shares of Common Stock.

              SECTION 3.   CORPORATE GOVERNANCE.

              3.1.   BOARD OF DIRECTORS.

              (a) The Board shall have overall responsibility for managing and supervising the management of the business and affairs of the Company, and the power and authority of the directors shall be subject only to such restrictions as are imposed by this Agreement and by applicable law.

              (b)    The maximum number of members of the Board shall be six.

              (c) The Majority of Investors shall have the right to nominate one person (the "INVESTOR DESIGNEE") to serve as a director on the Board. The Parties to this Agreement agree to take any and all action as may be necessary to elect the Investor Designee to the Board as of the date hereof.

              (d) At each meeting of Shareholders at which the election of members of the Board is on the agenda, the Company shall recommend to Shareholders the election of the Investor Designee as a director and each Shareholder shall vote all of the voting securities of the Company over which such Person has voting control so as to effect the provisions of this Section 3.

              3.2.   VACANCIES; REMOVAL.

              (a) Subject to paragraph (b) of this Section 3.2, each director of the Company shall hold office until his or her death or resignation or until his or her successor shall have been duly elected and qualified. If the Investor Designee shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by another director nominated by the Majority of Investors.

              (b) Each Shareholder in its capacity as a holder of Shares agrees that it shall not vote in favor of a resolution in respect of the removal of an Investor Designee unless that resolution has been put forward by an Investor, and the removal of that director has been recommended by the Majority of Investors. Any Investor shall have the right to call a meeting of Shareholders to put forward a resolution of the Shareholders removing any director designated by it, with or without cause, at any time.

              3.3.   QUORUM.

              (a) Subject to paragraphs (b) and (c) below, a quorum for meetings of the Board shall be a majority of the total of the whole Board of which one shall be the Investor Designee.


              (b) If at a meeting of directors a quorum is not present, the directors may adjourn the meeting to a fixed time and place (provided they shall give written notice of such time and place to each director not in attendance). At the meeting immediately following the adjourned meeting, the directors present at such meeting shall constitute a quorum; PROVIDED, HOWEVER, that unless a full quorum is present as provided in paragraph (a) above, the directors present at such meeting may not transact any business except as specifically set forth in the notice of meeting.

              (c) The Company agrees that (i) each director shall be provided written notice of the meetings of the Board, including adjourned meetings, at least 48 hours before such meetings, unless such notice is waived in any manner, with attendance at such meetings constituting valid waiver (other than attendance for the express purpose of objecting to the manner in which the meeting was called), and (ii) the Investor Designee shall be provided with an opportunity to participate in each meeting of the Board by means of a conference telephone or similar communications equipment.

              3.4.   COMMITTEES OF THE COMPANY.

              (a) On or before the date hereof, the Board shall establish a compensation committee (the "COMPENSATION COMMITTEE") comprised of three directors, one of whom shall be the Investor Designee as long as an Investor Designee continues to serve on the Board, and two of whom shall be designated by the Company, and which committee will have the exclusive authority to make recommendations to the Board with respect to all aspects of compensation and other benefits, including stock options or other equity based compensation, of the Senior Officers of the Company.

              (b) Without limiting paragraphs (a) or (b) above, the Company shall, at the request of any Investor, cause the Investor Designee to be appointed or elected in each case to each of the other committees of the Board. If any director serving on any committee shall cease to serve as a director of the Company for any reason or otherwise is unable to fulfill his or her duties on any such committee, he or she shall be succeeded by another director designated in accordance with the provisions of Section 3.1 by the party initially designating the director.

              3.5.   DIRECTORS' INDEMNIFICATION.

              (a) The Company shall obtain by March 31, 2000 and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance in an amount of at least $5,000,000 and upon such terms as are reasonably acceptable to the Majority of Investors.

              (b) The Company's Certificate of Incorporation, or By-Laws, or both, shall to the fullest extent permitted by law provide for indemnification of, and advancement of expenses to, and limitation of the personal liability of, the directors of the Company or such other person or persons, if any, who, pursuant to a provision of such Certificate of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon such directors, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the directors until at least six years following the date that the Investor is no longer entitled to designate directors pursuant to this Section 3.

              NO EXPANSION OF DUTIES. The parties acknowledge that the Investors and their Affiliates have investments in other businesses similar to and which may compete with the Company's business ("COMPETING BUSINESSES") and reserve the right to make additional investments in other Competing Businesses independent of their investments in the Company. By virtue of the Investors holding Shares or by having persons designated by or affiliated with the Investors serving on the Board or any Subsidiary's Board of Directors (or the functional equivalent thereof in the case of non-corporate Subsidiaries) or otherwise, no Investor or any of its Affiliates shall have any obligation to the Company, any Subsidiary or any holder of Shares to refrain from competing with the Company or any Subsidiary, making investments in Competing Businesses, or otherwise engaging in any commercial activity, and none of the Company, any Subsidiary or any holder of Shares (other than such Investor) shall have any right with respect to any such investments or activities undertaken by such Investor. Without limitation of the foregoing, the Investors and their Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary, and none of the Company, any Subsidiary or any holder of Shares (other than the Investors) shall have any rights or expectancy by virtue of the Investors' relationships with the Company, any Subsidiary, this Agreement or otherwise in and to such independent ventures or the income of profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business, shall not be deemed wrongful or improper. None of the Investors nor any of their Affiliates shall be obligated to present any particular investment opportunity to the Company or any Subsidiary even if such opportunity is of a character that, if presented to the Company or a Subsidiary, could be taken by the Company or such Subsidiary, and the Investors and their Affiliates shall continue to have the right to take for their own respective account or to recommend to others any such particular investment opportunity. Notwithstanding the foregoing, the Investors agree to keep confidential any Confidential Information (as defined herein) in accordance with Section 14 hereof.

              EXPENSES. The Company shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by the directors to attend meetings of the Board, or any Subsidiary board of directors or of any committees thereof.

              APPOINTMENT OF SENIOR OFFICERS. The Board shall have the sole and absolute authority to elect, appoint or hire any Senior Officer of the Company.

              SECTION 4.   [Intentionally Deleted]

              TAG-ALONG RIGHTS. Each Shareholder shall not, whether acting alone or in concert with any Other Shareholders, in any transaction or series of transactions, Sell any Shares to another Person or Group (other than to an Investor), except in accordance with the following procedures:

              (a) Any Shareholder or Shareholders proposing to Sell Shares (for purposes of this Section, the "SECTION 5 SELLER") shall first deliver to each Other Shareholder a written notice (the "SECTION 5 NOTICE"), which shall specifically identify the proposed transferee (the "SECTION 5 PURCHASER"), the amount and type of Shares proposed to be sold, the purchase price therefor, and a summary of the other material terms and conditions of the proposed sale, and shall contain an offer (the "SECTION 5 OFFER") by the Section 5 Purchaser to each Other Shareholder, which shall be irrevocable for a period of ten days after the delivery thereof (the "SECTION 5 ACCEPTANCE PERIOD") (and, to the extent the Section 5 Offer is accepted during such ten day period, until the closing of the Sale contemplated by the Section 5 Offer), to purchase an amount of Shares of such Other Shareholder at the same price per share (and, in the case of Common Stock Equivalents, such price per share multiplied by the number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Common Stock Equivalent, subject to reduction, if appropriate, for the amount per share of the exercise or purchase price (if any) to be paid by the holder of such Common Stock Equivalent) to be paid to, and upon the same terms and conditions as, the Section 5 Seller. A copy of the Section 5 Notice shall promptly be sent to the Company. Notice of an Other Shareholder's intention to accept a Section 5 Offer, in whole or in part, shall be evidenced by a writing signed by such Other Shareholder and delivered to the Section 5 Purchaser as specified in the Section 5 Notice and the Company prior to the end of the
Section 5 Acceptance Period, setting forth the number of Shares that such Other Shareholder elects to Sell; PROVIDED, HOWEVER, that such Other Shareholder may only sell up to that number of Shares (calculated in accordance with Section 2) as shall equal the product of (x) a fraction, the numerator of which is the number of Shares owned by the Other Shareholder as of the date of such proposed sale and the denominator of which is the aggregate number of outstanding Shares as of the date of such proposed sale, multiplied by (y) the aggregate number of Shares proposed to be sold by the Section 5 Seller. The number of shares proposed to be sold by the Section 5 Seller shall be reduced if and to the extent necessary to provide for such sale of Shares by such Other Shareholders electing to exercise their right to Sell Shares under this Section 5. If effective acceptance by any Other Shareholders has been received pursuant to this paragraph (a), then the Selling Shareholder shall not consummate such Sale of Shares without participation of such Other Shareholders.

              (b) All Sales of Shares to the Section 5 Purchaser shall be consummated contemporaneously at the offices of the Company on a mutually satisfactory business day as soon as practicable, but in no event more than 15 days after the expiration of the Section 5 Acceptance Period, or, if later, the fifth business day following the receipt of all regulatory approvals, if any (including, without limitation, the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to such Sales). The delivery of certificates or other instruments evidencing such Shares duly endorsed for transfer shall be made on such date against payment of the purchase price for such Shares.

              (c)    Notwithstanding the foregoing, the provisions of this
Section 5 shall not apply to sales or other transfers of Shares by a Shareholder to its partners, stockholders, members, immediate family members, trusts for the benefit of any of the foregoing, or any affiliate of such Shareholder.

              SECTION 6.   PREEMPTIVE RIGHTS.

              (a) Except for Exempt Securities (as defined below), the Company shall not issue, sell or exchange, or agree to issue, sell or exchange (collectively, "ISSUE," and any issuance, sale or exchange resulting therefrom, an "ISSUANCE") (i) any of the Company's capital stock, (ii) any Common Stock Equivalent or (iii) any other equity security of the Company, including any rights to subscribe for, purchase or otherwise acquire any capital stock or other equity security of the Company (collectively, an "EQUITY SECURITY") unless, in each case, the Company shall have first given written notice (the "SECTION 6 OFFER NOTICE") to each Investor (a "PREEMPTIVE HOLDER") that shall
(a) state the Company's intention to sell Equity Securities, the amount to be issued, sold or exchanged, the terms of such securities, the purchase price therefor and a summary of the other material terms of the proposed Issuance and
(b) offer (a "PREEMPTIVE OFFER") to Issue to the Preemptive Holder such Preemptive Holder's Pro Rata Share (as defined below) of such securities (with respect to the Preemptive Holder, the "OFFERED SECURITIES") upon the terms and subject to the conditions set forth in the Section 6 Offer Notice, which Preemptive Offer by its terms shall remain open for a period of 15 days from the date it is delivered by the Company to the Preemptive Holder (and, to the extent the Preemptive Offer is accepted during such 15 day period, until the closing of the Sales contemplated by the Preemptive Offer). "PRO RATA SHARE," for purposes of this Section, shall mean the quotient obtained by dividing (i) the number of Shares owned by that Preemptive Holder on the date of the Preemptive Offer, BY
(ii) the total number of Shares outstanding on the date of the Preemptive Offer.

              (b) Notice of a Preemptive Holder's intention to accept a Preemptive Offer, in whole or in part, shall be evidenced by a writing signed by the Preemptive Holder and delivered to the Company prior to the end of the 15 day period of such Preemptive Offer (each, a "SECTION 6 NOTICE OF ACCEPTANCE"), setting forth such portion of the Offered Securities that the Preemptive Holder elects to purchase.

              (c)    (i)    In the event that a Section 6 Notice of Acceptance
is not given by a Preemptive Holder accepting all of its Offered Securities, the Company shall have 30 days following the earlier of (A) delivery of the Section 6 Notice of Acceptance and (B) the expiration of the 15 day period referred to in clause (b) above if no Section 6 Notice of Acceptance is delivered, to Issue all or any part of such remaining Offered Securities not covered by the Section 6 Notice of Acceptance to any other Person or Persons, but only upon terms and conditions, including, without limitation, per Share price, payment terms and dividend payment rates, interest rates, conversion ratios or similar terms, if any, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Preemptive Offer.

                     (ii) If the Company does not consummate the Issuance of all or part of the remaining Offered Securities to such other Person or Persons within the 30 day period referred to in clause (c) above, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Preemptive Holders in accordance with this Section 6.

                     (iii) The purchase by a Preemptive Holder of any Offered Securities is subject in all cases to the execution and delivery by the Company and such Preemptive Holder of a purchase agreement relating to such Offered Securities in form and substance similar in all material respects to the extent applicable to that executed and delivered between the Company and such other persons. All Issuances of Shares to the Preemptive Holders pursuant to this
Section 6 shall be consummated contemporaneously at the offices of the Company (or such other place as is mutually agreed upon by the parties) on the later of
(A) a business day not less than 15 or more than 60 days after the end of the 15 day period referred to in clause (b) above, and (B) the fifth business day following the receipt of all regulatory or third party consents and approvals, if any, applicable to such Sales, or at such other time and/or place as the parties to such Sales may agree. The delivery of certificates or other instruments evidencing such Shares duly endorsed for transfer shall be made on such date against payment of the purchase price for such Shares.

              (d) As used herein, "EXEMPT SECURITIES" shall mean: (i) any Equity Securities issuable or issued to employees, directors and consultants of the Company pursuant to any employee benefit plans, and which issuances have been approved in accordance with Section 10, and where the primary purpose of such issuance is not to raise additional equity capital for the Company; (ii) Equity Securities issued or issuable as direct consideration for the acquisition by the Company of another business entity or in connection with a merger of any business entity with or into the Company; or (iii) the issuance of any Common Stock upon conversion, exercise or exchange of any Common Stock Equivalent outstanding on the Closing Date.

              SECTION 7.   PUT RIGHTS.

              (a) In the event that, at any time following the fifth anniversary of the Closing Date, the Company has not completed a Qualified IPO, each Investor may, by written notice given to the Company, elect to cause the Company to acquire from it all of the securities (the "PUT") held by it against payment by the Company of the purchase price therefor (the "PUT PRICE"), which Put Price per share of Preferred Stock shall be equal to the Liquidation Preference

(as defined in the Certificate of Designations); PROVIDED that, for purposes of calculation the Liquidation Preference, (i) accreted and unpaid dividends on the Preferred Stock shall be calculated through and including the date on which the Company pays the Put Price pursuant hereto, and (ii) the amount that would have been paid to the holders of the Preferred Stock in a liquidation, dissolution or winding up of the Company if such Preferred Stock had been converted in full into Common Stock shall be determined by an investment banking firm of nationally recognized standing selected by the Majority of Investors. Such investment banking firm shall have 30 days to make such determination. In reaching such determination, such investment banking firm shall base its appraisal solely upon the value of the entire common equity (on a fully diluted basis) of the Company as of the date of such determination and as an ongoing business (without giving effect to any discount relating to the fact that such shares are not publicly tradeable), multiplied by the percentage of the entire common equity of the Company represented by the shares to be acquired by it upon exercise of the Put.
Upon receipt of such valuation, the Company shall have 20 days to object to such valuation by providing notice of such objection to the Investor. If the Company shall so object, the Company shall have the right to engage an investment banking firm of nationally recognized standing to perform a valuation of such shares on the basis described above. Such valuation shall be completed within 30 days after receipt of such notice by the Company. If, upon completion of such valuation by the second investment banking firm, the two investment banking firms are able to agree upon a valuation, such agreed-upon value shall be utilized for purposes of determining the Liquidation Preference. If, at the expiration of such 30-day period, the two investment banking firms are unable to agree upon a valuation, then the Company and the Majority of Investors shall engage a third investment banking firm of nationally recognized standing, who shall perform a valuation of such shares on the basis described above and shall, within a period of 30 days after the date of its engagement, select the valuation determined by either the investment banking firm engaged by the Company or the investment banking firm engaged by the Investors, and such valuation shall be utilized for purposes of determining the Liquidation Preference. Any and all expenses incurred as a result of such evaluations shall be borne by the Company.

              (b) Notwithstanding paragraph (a) of this Section 7, if the exercise of the Put would cause a default under any of the Company's bank financing documents, credit agreements or other debt instruments, the Investor shall not have the Put right described in Section 7(a) above, and in lieu thereof the Board shall (i) as promptly as possible, market the Company with a view towards the reorganization or acquisition of the Company in a transaction that would allow the Investor to exercise the Put, and (ii) use its best efforts, consistent with its fiduciary duty, to consummate such a transaction as promptly as possible.

              RIGHTS OF FIRST OFFER. Each Shareholder shall not Sell any Shares to another Person or Group, except in accordance with the following procedures:

              (a) The Selling Shareholder shall first deliver to the Company and each of the Other Shareholders a written notice (a "SECTION 8 OFFER NOTICE"), which shall (i) state the Selling Shareholder's intention to sell Shares to one or more Persons (with no obligation to identify or theretofore have identified the name of such Person or Persons or to have negotiated a transaction with respect to the Sale of such Shares), the amount and type of Shares to be sold (the "SUBJECT

SHARES"), the purchase price therefor and a summary of the other material terms of the proposed Sale, and (ii) offer the Company and the Other Shareholders the option to acquire all or a portion of such Subject Shares upon the same terms and subject to the same conditions of the proposed Sale as set forth in the Section 8 Offer Notice (the "SECTION 8 OFFER"), PROVIDED that such Section 8 Offer may require that it must be accepted by the Company and the Other Shareholders on an all or nothing basis (an "ALL OR NOTHING SALE"). The Section 8 Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Section 8 Offer is accepted during such periods, until the consummation of the Sale contemplated by the
Section 8 Offer). The Company shall have the right and option, but not the obligation, for a period of 30 days after delivery of the Section 8 Offer Notice (the "SECTION 8(a) ACCEPTANCE PERIOD"), to accept all or any part of the Subject Shares at the purchase price and on the terms stated in the
Section 8 Offer Notice on its own behalf or on behalf of a nominee of the Company that has been approved for such purposes in writing by the Majority of Investors (a "PERMITTED NOMINEE"); PROVIDED, HOWEVER, that, if the Section 8 Offer contemplates an All or Nothing Sale and only a part of the Subject Shares is accepted by the Company (or its Permitted Nominee) during the
Section 8(a) Acceptance Period, such acceptance shall be subject to the acceptance of the Other Shareholders, pursuant to Section 8(b), of the remaining Subject Shares. Notice of the Company's intention to accept a
Section 8 Offer, in whole or in part, shall be evidenced by a writing signed by the Company (the "SECTION 8(a) ACCEPTANCE NOTICE") and delivered to the Selling Shareholder and Other Shareholders prior to the end of the Section 8 Acceptance Period, setting forth the number and type of Shares that the Company elects to acquire.

              (b) If the Company or its Permitted Nominee, as the case may be, (i) shall fail to accept all of the Subject Shares offered for sale pursuant to the Section 8 Offer, (ii) shall reject in writing the Section 8 Offer, or
(iii) shall fail to respond to a Section 8 Offer Notice prior to the expiration of the Section 8(a) Acceptance Period, then, upon the earlier of the expiration of the Section 8(a) Acceptance Period, the giving of the Section 8(a) Acceptance Notice and the giving of written notice of rejection by the Company, each Other Shareholder shall have the right and option, for a period of 15 days thereafter (the "SECTION 8(b) ACCEPTANCE PERIOD"), to accept all or any part of the Subject Shares so offered and not accepted by the Company or its Permitted Nominee, as the case may be (the "REFUSED SHARES") at the purchase price and on the terms stated in the Section 8 Notice; PROVIDED, HOWEVER, that, if the Section 8 Offer contemplates an All or Nothing Sale, the Other Shareholders, in the aggregate, may accept, during the Section 8(b) Acceptance Period, the Subject Shares which, when taken together with the Subject Shares accepted by the Company pursuant to
Section 8(a), if any, constitute all, but not less than all, of the Subject Shares, at the purchase price and on the terms stated in the Section 8 Offer Notice. Such acceptance shall be made by delivering a written notice to the Company and the Selling Shareholder within the Section 8(b) Acceptance Period specifying the maximum number of Shares such Other Shareholder will purchase (the "FIRST OFFER SHARES"). If, upon the expiration of the Section 8(b) Acceptance Period, the aggregate amount of First Offer Shares exceeds the amount of Refused Shares, the Refused Shares shall be allocated among the Other
Shareholders as follows:   (i) first, each Other Shareholder shall be entitled
to purchase no more than its Proportionate Percentage (as defined below) of Refused Shares; (ii) second, if any of the Other Shareholders offered to purchase less than its Proportionate Percentage in its acceptance notice so that Refused Shares have not been allocated for purchase pursuant to (i) above (the

"REMAINING SHARES"), each Other Shareholder (an "OVERSUBSCRIBED SHAREHOLDER") that had offered to purchase a number of Refused Shares in excess of the amount of Shares allocated for purchase to it in accordance with previous allocations of such Refused Shares, shall be entitled to purchase an amount of Remaining Shares equal to no more than its Proportionate Percentage (treating only Oversubscribed Shareholders as Shareholders for these purposes) of the Remaining Shares; and (iii) third, the process set forth in (ii) above shall be repeated with respect to any Refused Shares not allocated for purchase until all Refused Shares are allocated for purchase. For purposes of this Agreement, "PROPORTIONATE PERCENTAGE" shall mean, as to each Other Shareholder, the quotient obtained (expressed as a percentage) by dividing (A) the number of Shares owned by such Other Shareholder on the first day of the Section 8(b) Acceptance Period by (B) the aggregate number of Shares owned on the first day of the Section 8(b) Acceptance Period by all Other Shareholders who exercise their option to purchase Refused Shares.

              (c) If complete effective acceptance shall not be received pursuant to Sections 8(a) and 8(b) above with respect to all of the Subject Shares offered for sale pursuant to the Section 8 Offer Notice, then the Selling Shareholder may (subject to complying with the provisions of Section 5 hereof) Sell all or any portion of the Subject Shares so offered for sale and not so accepted, at a price not less than the purchase price, and on terms not more favorable, in the aggregate, to the purchaser thereof than the terms stated in the Section 8 Offer Notice at any time within 90 days after the expiration of the Section 8(b) Acceptance Period (the "'SALE PERIOD"); PROVIDED, HOWEVER, that, if the Section 8 Offer contemplates an All or Nothing Sale and only a part of the Subject Shares has been accepted by the Company (or its Permitted Nominee) and the Other Shareholders following the expiration of the Section 8(b) Acceptance Period, the Selling Shareholder may Sell all, but not less than all, of the Subject Shares held by such Selling Shareholder. To the extent the Selling Shareholder Sells all or any portion of the Subject Shares so offered for sale during the Sale Period, the Selling Shareholder shall promptly notify the Company, and the Company shall promptly notify the Other Shareholders, as to
(i) the number of Shares, if any, that the Selling Shareholder then owns, (ii) the number of Shares that the Selling Shareholder has sold, (iii) the terms and conditions of such Sale and (iv) the name of the beneficial and record purchasers of any Shares sold. In the event that all of the Shares are not sold by the Selling Shareholder during the Sale Period, the right of the Selling Shareholder to Sell such unsold Shares shall expire and the obligations of this
Section 8 shall be reinstated; PROVIDED, HOWEVER, that, in the event that the Selling Shareholder determines, at any time during the Sale Period, that the sale of all of the Shares on the terms set forth in the Section 8 Offer Notice is impractical, the Selling Shareholder may terminate the attempt to Sell the Subject Shares as provided in this Section 8(c) by written notice to all Shareholders that are a party to this Agreement and reinstate the procedures provided in this Section 8 without waiting for the expiration of the Sale Period.

              (d) All Sales of Subject Shares to the Company (or its Permitted Nominee) and/or the Other Shareholders subject to any one Section 8 Offer Notice shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory business day within 15 days after the expiration of the Section 8(b) Acceptance Period or (ii) the fifth business day following the receipt of all regulatory approvals, if any, applicable to such sales, or at such other time and/or place as the parties to such sales may agree. The delivery of certificates or other instruments evidencing such Subject Shares duly endorsed for transfer and accompanied by stock powers shall be made on such date against payment of the purchase price for such Subject Shares.

              (e) The requirements of this Section 8 shall not apply to any sale pursuant to Section 9 hereof.

              BRING-ALONG RIGHTS.  (a)    If the Non-Investor Shareholders
collectively propose to Sell to any Person or Group of Persons (collectively, a "BUYER"), in a bona fide arm's-length transaction or series of transactions, including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise, all of the Shares held by them at a price per Share of more than 100% of the Initial Per Share Price (any such transaction being referred to herein as an "EXIT SALE"), then the Non-Investor Shareholders may elect to require the Investors to Sell all Shares beneficially owned by each of them concurrently with such Exit Sale to such Buyer at the purchase price per share (and, in the case of Common Share Equivalents, such purchase price per share multiplied by the number of Common Shares issuable upon the conversion, exchange or exercise of such Common Share Equivalent subject to reduction, if appropriate, for the amount per share of the exercise or purchase price (if any) of such Common Share Equivalent), including any fees and the value of any other consideration received by such Selling Shareholders in connection with the Exit Sale, and upon the same terms and conditions, of the Exit Sale.

              (b) The rights set forth in Section 9(a) shall be exercised by giving written notice (the "SECTION 9 NOTICE") to each Other Shareholder setting forth in detail the terms of the proposed Sale and the proposed closing date of the Exit Sale, which proposed date (the "SECTION 9 CLOSING DATE") shall be the later of (i) a business day not less than 15 or more than 60 days after such
Section 9 Notice is delivered to the Other Shareholders or (ii) the fifth business day following the receipt of all regulatory or third party consents and approvals, if any, applicable to such Sale.

              (c) Each Other Shareholder shall (i) take all such actions, including, without limitation, voting in favor of such proposed Sale and waiving any appraisal, dissenter or similar rights under applicable law, as may be requested by the Selling Shareholders to carry out the purposes of this Section 9, and (ii) execute all documents reasonably requested by the Selling Shareholders containing such terms and conditions, including, without limitation, representations and warranties with respect to (x) matters of title to such Other Shareholder's securities and (y) the due authorization (or capacity) and due and valid execution and delivery by such Other Shareholder of documentation in respect of the Exit Sale, as those executed by the Selling Shareholders; PROVIDED, HOWEVER, such Other Shareholder shall not be required to make any other representations and warranties and shall not be required to join in any indemnity other than with respect to such Other Shareholder's specific representations and warranties described above, or be a party to any non-compete or similar provision.

              (d) All Sales of Shares to the Buyer pursuant to this Section 9 shall be consummated contemporaneously at the offices of the Company (or such other place as is mutually agreed upon by the parties in advance) on the Section 9 Closing
Date. The delivery of certificates or other instruments evidencing the Sale of such Shares, duly endorsed for transfer, shall be made on such date against payment of the purchase price for such Shares. The Selling
Shareholders shall bear all of the costs and expenses incurred solely in connection with an Exit Sale to the extent such costs are incurred for the benefit of all Shareholders and are not otherwise paid by the Company or the Buyer.

              (e) Notwithstanding anything to the contrary contained herein, any Sale of Shares pursuant to an Exit Sale shall be exempt from the provisions of Section 8 hereof.

              (f)    Notwithstanding the foregoing, the provisions of this
Section 9 shall not apply to sales or other transfers of Shares by a Shareholder to its partners, stockholders, members, immediate family members, trusts for the benefit of any of the foregoing, or any affiliate of such Shareholder.

              SECTION 10.   [Intentionally Deleted]

              SECTION 11.   REPRESENTATIONS AND WARRANTIES.

              (a) Each of the parties hereto represents and warrants to the other parties hereto as follows:

                     (i) It has full power and authority to execute, deliver and perform its obligations under this Agreement;

                     (ii) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

                     (iii) The execution, delivery and performance of this Agreement by it does not (A) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (B) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it;

                     (iv) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby (except those which have been made or obtained); and

                     (v) It is not a party to any contract or agreement that is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

              (b) Each of the Shareholders, severally and not jointly, further represents and warrants that SCHEDULE II hereto sets forth a list of all securities of the Company (including, without limitation, capital stock, convertible securities, notes and debentures) held of record or beneficially owned by it immediately after the Closing Date.

              SECTION 12.   CERTAIN COVENANTS.

              PROTECTION OF INVESTORS. The Company and the Shareholders each agree that all of the following provisions of this Section 12 are for the exclusive benefit, protection and enjoyment of the Investors and their permitted successors and assigns, and may only be enforced or remedied by the Investors and their permitted successors and assigns.

              ADDITIONAL ISSUANCES The Company agrees that, anything contained herein to the contrary notwithstanding, (i) any Person to which Shares are issued in a Private Sale after the date hereof and who after giving effect to such Issuance, would own more than 1% in the aggregate of the then total outstanding Shares or voting power (on either a primary or fully diluted basis), or (ii) any Person to which Shares are issued and who is or becomes a Key Shareholder of the Company, shall upon consummation of, and as a condition to, such Issuance execute, and agree to be bound by the terms of, this Agreement and shall thereafter be deemed a Shareholder for all purposes of this Agreement.

              ACCESS TO RECORDS. From and after the Closing Date and so long as any Investor continues to hold any shares of Preferred Stock or Common Stock, the Company shall, and shall cause each of its Subsidiaries to, allow each Investor and its employees, counsel and other authorized representatives once annually to access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, all of its books, records and properties, and all of its officers and employees for any reasonable purpose whatsoever.

              FINANCIAL REPORTS. From and after the Closing Date and provided the Investor holds any shares of Preferred Stock or Common Stock, the Company agrees to furnish to each Investor the following:

              (a) Within 15 days after the end of each fiscal month, (i) internal monthly financial and operating statements for such month prepared by the Company under the direction of a Senior Officer of the Company.

              (b) Within 30 days after the end of each quarterly fiscal period, (i) unaudited balance sheets and an income statement as of the end of such period, together with statements of retained earnings and cash flow for such period ("QUARTERLY FINANCIALS") and a letter or memorandum discussing the summary financial information for such period and setting forth a comparison by reasonable categories of such financial information to the comparable figures for the prior year and a reasonable explanation of any differences (a "MANAGEMENT LETTER") (with the Management's Discussion and Analysis of Financial Condition and Results of Operation section of any Form 10-Q or Form 10-K or similar document filed with the Securities and Exchange Commission (the "COMMISSION") for such quarter being sufficient to satisfy this requirement), plus (ii) a statement certified by the Chief Financial Officer of the Company, certifying that the financial position and results of operations of the Company for such period as presented in the Quarterly Financials are presented fairly and have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) consistently applied.

              (c) Within 90 days (or such lesser period as is either (x) required under applicable laws for similar disclosure to any securityholders of the Company or (y) in which similar disclosure is provided to other financing sources of the Company, including, without limitation, any banks) after the end of each fiscal year, commencing with the first fiscal year ending after the Closing Date, (i) audited balance sheets and an income statement as of the end of such fiscal year, together with statements of retained earnings and cash flow for such fiscal year, all in reasonable detail and certified by a recognized national firm of independent accountants selected by the Board as presenting fairly the financial position and results of operations of the Company and as having been prepared in accordance with GAAP consistently applied, including their opinion thereon, (ii) the accounting firm's management letter and (iii) a Management Letter (with the Management's Discussion and Analysis of Financial Condition and Results of Operation section of any Form 10-Q or Form 10-K or similar document filed with the Commission for such quarter being sufficient to satisfy this requirement).

              (d) Promptly upon becoming available, (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its shareholders or released to the public and copies of all regular and periodic reports, if any, filed by the Company with any securities regulatory agency or any securities exchange and
(ii) any other financial or other information available to management of the Company as the Investor shall have reasonably requested on a timely basis.

              (e) If for any period the Company shall have any Subsidiary or Subsidiaries whose accounts are consolidated with those of the Company, then, in respect of such period, the financial statements and information delivered pursuant to the foregoing paragraphs (a), (b) and (c) of this Section 12.4 shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

              (f) At least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and, if requested by any Investor within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, a statement explaining the deviation and what actions the Company has taken and proposes to take with respect thereto.

              (g) Promptly (but in any event within seven business days) after the discovery or receipt of notice of (i) any default under any material agreement to which the Company and/or any of its Subsidiaries is a party, which default could have a material adverse effect on the condition (financial or otherwise), operations, properties, prospects, results of operations, business, assets, or liabilities of the Company, any Subsidiary, or the industry in which the Company and the Subsidiaries conduct or propose to conduct their business (a "MATERIAL ADVERSE EFFECT"), (ii) any other event that could reasonably be expected to have a Material Adverse Effect (including, without limitation, the filing of any material litigation against the Company or any of its Subsidiaries or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced) a statement describing the foregoing in reasonable detail.

              (h) Promptly, any information or financial data the Company provides to its lenders or other sources of financing, which, if certified by an officer of the Company, shall be certified to the Investors on no less favorable terms.

              SYSTEM OF ACCOUNTING. The books of account and other financial and corporate records of the Company and its Subsidiaries shall be maintained in accordance with good business and accounting practices and the financial condition of the Company shall be accurately reflected in the financial statements referred to in this Section 12.

              COMPLIANCE WITH LAWS. The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders except where failure to comply would not have a Material Adverse Effect.

              INSURANCE. The Company shall, and shall cause each of its Subsidiaries to, keep its assets and those of its Subsidiaries which are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

              LICENSES AND PERMITS. The Company shall, and shall cause each of its Subsidiaries to, use its best efforts to obtain all federal, state and local governmental licenses, permits, authorizations, consents, waivers, certificates and approvals material to and necessary in the conduct of their business.

              DISCLOSURE OF INVESTMENT. The Company, on the one hand, and each Investor, on the other hand, agrees that it will not use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of such party (except as such release or announcement may be required by applicable securities law or the rules or regulations of the Commission, in which case the party required to make the release or announcement shall make reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance). From and after the date hereof, neither the Company nor any of its Subsidiaries will represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by any Investor without the prior written consent of such Investor. The Company and the Investors further agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Company and the Investors (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable securities law or the rules or regulations of the Commission, in which case the party required to make the release or announcement shall make reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

              12.10.   UNDERWRITTEN OFFERING-RELATED LOCK-UP OF SHARES.

              If requested in writing by the managing underwriter(s), if any, of the first IPO by the Company of equity securities (or securities convertible into or exchangeable for equity securities) of the Company, each Shareholder holding Shares agrees not to effect any Sale or distribution, including, without limitation, any sale pursuant Rule 144 under the Securities Act, of Shares (other than as part of such underwritten public offering) during the time period requested by the managing underwriter(s), if any, not to exceed 180 days. This
Section 12.10 does not apply to any subsequent IPO.

              RESERVATION OF COMMON STOCK; CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued capital (i) sufficient shares of Common Stock to permit conversion of all outstanding shares of Preferred Stock and (ii) sufficient shares of Preferred Stock to satisfy the Company's obligation to issue additional shares of Preferred Stock to the Investors in accordance with the terms of the Purchase Agreement and the Certificate of Designations. The Company represents, warrants and agrees that all shares of Common Stock and Preferred Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, encumbrances and charges. The Company shall take all such actions as may be necessary, including adoption of amendments to the Certificate of Incorporation, to assure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or the Certificate of Incorporation of the Company or any requirements of any securities exchange (including, without limitation, the Nasdaq National Market) upon which such Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

              SECTION 14.   CONFIDENTIALITY.

              (a) Each Investor and each of the other Shareholders severally (the "CONFIDANTS") recognize that certain non-public, confidential, proprietary information ("CONFIDENTIAL INFORMATION") may be furnished orally or in writing to the Confidants by, or at the direction of, the Company. The Confidants agree not to disclose any Confidential Information to any Person except to a Person who is advised of the Confidant's obligations under this Section 16 and who is
(i) a partner, managing director, director, officer or employee of a Confidant or a Confidant's Affiliate who is involved in the Confidant's investment in the Company, who is consulted with respect to such investment, or who a Confidant determines otherwise needs to know such information, or (ii) a Person acting as an advisor to a Confidant in connection with such investment, except with the consent of the Company or pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents) in which a Confidant or its Affiliate is involved.
The Confidants acknowledge that the United States securities laws prohibit any person who is in possession of material, non-public information regarding an issuer from purchasing or selling securities of such issuer or from communicating such information to any, other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

              (b) If Confidential Information is to be disclosed pursuant to the foregoing paragraph, the Confidant will, to the extent practicable, promptly notify, the Company thereof and cooperate with the Company to the extent legally permissible if it should seek to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information. The Confidants shall be entitled to periodic reimbursement from the Company for expenses incurred by it or any Affiliate, including the fees and expenses of counsel, in connection with any action taken pursuant to this paragraph.

              (c) Information will not be deemed Confidential Information if it (i) was already available to, or in the possession of, the Confidant prior to its disclosure by, or at the direction of, the Company, (ii) is or becomes available in the public domain on or after the date hereof (other than as a result of a disclosure by any Confidant or any of its advisors), or (iii) is acquired from a person who is not known by a Confidant to be in breach of an obligation of confidentiality to the Company.

              SECTION 15.   SPECIFIC PERFORMANCE; INJUNCTION.

              (a) The parties agree that it is impossible to determine the monetary damages that would accrue to the Company or any Shareholder or his personal representative by reason of the failure of any Other Shareholder or the Company to perform any of his or its obligations under this Agreement requiring the performance of an act other than the payment of money only. Each Shareholder shall be entitled to enforce its rights under this Agreement specifically and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

              (b) In the event of a breach or threatened breach by a Shareholder of any of the provisions of this Agreement, the Company, and the remaining Shareholders shall be entitled to an injunction restraining such Shareholder from any such breach. The availability of these remedies shall not prohibit the Company from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from the Shareholder.

              NO INCONSISTENT AGREEMENTS. Neither the Company nor any Shareholder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

              SECTION 17.   FURTHER ASSURANCES.

              (a) At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

              (b) At any time or from time to time, the parties agree to take all action, including, without limitation, voting to approve any amendment to the Certificate of Designations, or the By-Laws of the Company required to increase the authorized number of shares of Common Stock or Preferred Stock, if necessary, to permit the issuance of all Shares contemplated under the Purchase Agreement, and the conversion of all outstanding shares of Preferred Stock.

              DURATION OF AGREEMENT. The rights and obligations of a Shareholder under this Agreement shall terminate at such time as such Shareholder no longer holds any Shares. This Agreement shall terminate upon the consummation of a Qualified IPO except that the terms of Section 4, Sections 12.1, 12.5, 12.6, 12.7, 12.8, 12.9, 12.10, and Sections 13 through Section 29
(inclusive) shall survive until by their respective terms, they are no longer operative.

              LEGENDS. Each certificate representing Shares shall bear a legend containing the following words:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

              IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SHAREHOLDERS' AGREEMENT, DATED AS OF FEBRUARY 16, 2000, BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY.

              The requirement that the above securities legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such Shares are transferred in an IPO; (ii) when such Shares are transferred pursuant to Rule 144 under the Securities Act; or (iii) when such Shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such Shares without registration thereunder. The requirement that the above legend regarding the Shareholder Agreement be placed upon certificates evidencing any such securities shall cease and terminate upon the termination of this Agreement. Upon the occurrence of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such Shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such Shares not bearing such legend.

              SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement. In the event that pursuant to any regulatory authority or regulation, the Company is required to make any revisions or modifications to any provision of this Agreement, the parties agree to enter into good faith negotiations and make revisions or modifications, to the extent possible, that are in compliance with such regulation or the rules of such regulatory authority, and which are designed to accomplish the purposes of such provision to be revised or modified.

              GOVERNING LAW, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive Jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("LITIGATION") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by facsimile or registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York and of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. No Shareholder shall have the right to assign its rights and obligations under this Agreement without the consent of the other Shareholders. No Shareholder shall have the right to assign its rights under Section 3 or 6 of this Agreement without the consent of the

 Company and the Investor. Upon any such assignment, such assignee shall have and be able to exercise all rights of the assigning Shareholder. The parties acknowledge that, subject to compliance with applicable securities laws, each Investor may transfer and assign all or a part of its rights and obligations under this Agreement (including, for the avoidance of doubt, under Section 3 or 6) to one or more other parties without the consent of the Company or any other Shareholder. Upon any such assignment, the assignee shall become an Investor for purposes of this Agreement and shall have and be able to exercise all rights of an Investor hereunder.

              NOTICES. All notices, requests, consents and other communications hereunder to any party, shall be deemed to be sufficient if contained in a written instrument delivered in Person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

       (a)    if to the Company, to:

              UbiquiTel Holdings, Inc.
              3 Bala Plaza East
              Bala Cynwyd, PA 19004
              Fax: (610) 660-4920
              Attention: Donald A. Harris

              with a copy to:

              Greenberg Traurig P.A.
              1750 Tysons Boulevard, 12th Floor
              Tysons Center, Virginia 22102
              Fax: (703) 749-1301
              Attention:  Lee R. Marks

       (b)    if to an Investor, to:

              c/o DLJ Merchant Banking Partners II, L.P.
              277 Park Avenue
              New York, New York 10172
              Fax:  (212) 892-7272
              Attention: Andrew Rush
                         Tim White

              with a copy to:

              Latham & Watkins
              885 Third Avenue, Suite 1000
              New York, New York 10022-4802

                     Fax:  (212) 751-4864
                     Attention: Ian B. Blumenstein

       (c) if to any other Shareholder, to the notice information set forth in SCHEDULE I hereto.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

                     AMENDMENTS. Unless otherwise set forth in this Agreement, the terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the parties hereto.

                     HEADINGS. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                     NOUNS AND PRONOUNS. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                     ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

                     COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                     NO PARTNERSHIP. The obligations of each of the parties to this Agreement are several and not Joint. Nothing in this Agreement shall imply or be deemed to imply a partnership, joint venture or other relationship between the parties.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          COMPANY:

                                          UBIQUITEL HOLDINGS, INC.


                                          By:
                                               ------------------------------
                                               Name:
                                               Title:


                                          FOUNDERS:


                                          -------------------------------------
                                          DONALD A. HARRIS



                                          -------------------------------------
                                          JAMES PARSONS



                                          -------------------------------------
                                          PAUL F. JUDGE


                                          THE WALTER GROUP, INC.


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:

                                          U.S. BANCORP


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:

                                          SERIES A PREFERRED SHAREHOLDERS:

                                          BROOKWOOD UBIQUITEL INVESTORS, LLC


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:

                                          LANCASTER INVESTMENT PARTNERS


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:


                                          -------------------------------------
                                          STEPHEN C. MARCUS


                                          -------------------------------------
                                          ROBERT BERLACHER


                                          -------------------------------------
                                          RICHARD C. WALLING, JR.


                                          PORTER PARTNERS L.P.


                                          By:


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:

                                          BALLYSHANNON PARTNERS L.P.


                                          By:

                                          By:
                                               --------------------------------
                                               Name:
                                               Title:


                                          -------------------------------------
                                          BARRY PORTER


                                          CBT WIRELESS INVESTMENTS, LLC


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:

                                          SPECTRASITE COMMUNICATIONS


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:


                                          -------------------------------------
                                          MARK BUECHLEY


                                          -------------------------------------
                                          JERRI BUECHLEY


                                          NEW VENTURES, LLC


                                          By:
                                               --------------------------------
                                               Name:
                                               Title:

                                          -------------------------------------
                                          DONALD A. HARRIS


                                          MEZZANINE FINANCING:

                                          BET ASSOCIATES, L.P.


                                          By:


                                          By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                          PARIBAS NORTH AMERICA, INC.


                                          By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                          INVESTOR:

                                          DLJ MERCHANT BANKING PARTNERS II, L.P.

                                          By:    DLJ Merchant Banking II, Inc.,

                                                 ITS GENERAL PARTNER

                                          By:
                                                 ------------------------------
                                                 Name:
                                                 Title: